EX-99.906CERT

CERTIFICATION

Bradley R. Peyton, President, Principal Executive Officer and Director, and Sayer Martin, Vice President, Treasurer and Principal Financial Accounting Officer of CLARITY FUND, INC. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer and Director

Vice President, Treasurer and Principal Financial Accounting Officer

CLARITY FUND, INC.

CLARITY FUND, INC.

/s/ Bradley R. Peyton

/s/ Sayer Martin,

Bradley R. Peyton

Sayer Martin

Date: June 6, 2011

Date: June 6, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Clarity Fund, Inc. and will be retained by Clarity Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission